UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2008

ACE LIMITED

(Exact name of registrant as specified in its charter)

Switzerland	1-11778	98-0091805
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Mainaustrasse 30

Zurich CH-8008

Switzerland

(Address of principal executive offices)

Registrant’s telephone number, including area code: +41 (0)43 456 76 00

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

In response to recent market events, ACE Limited (together with its subsidiaries, ACE or the Company) is disclosing the following information with respect to its aggregate investment holdings in Lehman Brothers (Lehman) and American International Group (AIG).

ACE’s aggregate investment exposure to Lehman and AIG represents a small percentage of the Company’s approximately $44 billion investment portfolio. As of Friday, September 19, 2008 ACE held approximately $114 million in aggregate par value debt of AIG and its related companies, 92% of which is senior debt. Nearly two-thirds of the holdings are obligations of AIG’s International Lease Finance Company subsidiary. As of September 19, 2008, ACE also held $167 million in aggregate par value debt of Lehman and its related companies, $75 million of which is senior debt and $92 million of which is subordinated debt. Over 90% of these securities are classified as “available for sale” and are marked to market for reporting purposes. ACE has no common or preferred equity exposure to either AIG or Lehman.

Cautionary Statement Regarding Forward-Looking Statements:

Forward-looking statements made in this report, such as those related to the Company’s investment exposures, reflect the Company’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, the Company’s forward-looking statements could be affected by actual market developments and governmental responses to market and credit conditions, as well as competition, pricing and policy term trends, the levels of new and renewal business achieved, market acceptance, changes in demand, the frequency of unpredictable catastrophic events, actual loss experience, uncertainties in the reserving or settlement process, integration activities and unexpected financial or operational performance with respect to acquired companies, unexpected effects or difficulties relating to the Company’s recent re-domestication to Switzerland, new theories of liability, judicial, legislative, regulatory and other governmental developments, litigation tactics and developments, investigation developments and actual settlement terms, the amount and timing of reinsurance recoverable, credit developments among reinsurers, rating agency action, possible terrorism or the outbreak and effects of war and economic, political, regulatory, insurance and reinsurance business conditions, as well as management’s response to these factors, and other factors identified in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACE LIMITED

By:	/s/ Robert F. Cusumano
Robert F. Cusumano
General Counsel

DATE: September 30, 2008